UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 5, 2017

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2017, the Board of Directors (the “Board”) of Tangoe, Inc. (the “Company”) approved a cash incentive bonus under the Company’s 2017 Corporate Bonus Plan (the “Plan”) for Jay Zager, the Company’s Chief Financial Officer, with respect to the second fiscal quarter of 2017.  Mr. Zager’s employment agreement with the Company provided for bonus compensation that became payable on March 31, 2017 and Mr. Zager had not previously been granted a bonus opportunity for periods following March 31, 2017.

As previously disclosed, the Plan provides certain of the executive officers of the Company the opportunity to receive cash incentive bonuses based on (i) the Company’s achievement of EBITDA goals for 2017, expressed as specified percentages, of up to 100%, of the Company’s target quarterly EBITDA amounts for 2017 as set forth in the Company’s budget and plan for 2017 as approved by the Board (“EBITDA Goals”), which will be calculated in accordance with the Company’s historical practice, and (ii) the Company’s achievement of combined revenue and bookings goals for 2017, expressed as specified percentages, of up to 100%, of the Company’s quarterly target revenue plus bookings amounts for 2017 as set forth in the Company’s budget and plan for 2017 as approved by the Board (“Top-line Goals”).  For purposes of the Plan, the calculation of EBITDA will include the effect of payment of the bonuses based on Top-line Goals that are payable under the Plan.

The Plan provides for the payment of cash incentive bonuses on a quarterly basis for achievement of EBITDA Goals and Top-line Goals, with each representing 50% of a maximum base amount of bonuses that each participant is eligible to receive.  Bonuses payable under the Plan are subject to reduction in the discretion of the Chief Executive Officer of the Company (or the Board in the case of bonuses payable to the Chief Executive Officer), which discretion will include the potential for reductions based on evaluation of the participant’s individual job performance.

Under the Plan, Mr. Zager is eligible to receive a quarterly base bonus of up to $100,000 for the period from April 1, 2017 to June 30, 2017 (the “Bonus Period”).  If Mr. Zager’s employment is terminated by the Company without cause during the Bonus Period in connection with or following a change in control, each as defined in Mr. Zager’s current equity award replacement compensation agreement, Mr. Zager shall be entitled to be paid a pro rata portion of his quarterly base bonus without regard to the Company’s achievement of EBITDA Goals and Top-line Goals for the Bonus Period.  If Mr. Zager is otherwise terminated by the Company without cause during the Bonus Period, he shall be entitled to be paid, following the Bonus Period, a pro rata portion of his quarterly base bonus that would have been earned as a result of the Company’s achievement of EBITDA Goals and Top-line Goals for the Bonus Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.
Date: April 11, 2017
	By:	/s/ Thomas P. Flynn
Thomas P. Flynn
Chief Administrative Officer, General Counsel & Secretary